Exhibit 99.1

LTC Announces Operating Results for the Three Months Ended March 31, 2008

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--LTC Properties, Inc. (NYSE:LTC) released results of operations for the three months ended March 31, 2008 and announced that net income available to common stockholders for the first quarter was $8.3 million or $0.36 per diluted share. For the same period in 2007, net income available to common stockholders was $8.1 million or $0.35 per diluted share. Net income from continuing operations net of preferred stock buyback and preferred stock dividends was $8.2 million or $0.36 per diluted share for the three months ended March 31, 2008 as compared to $8.0 million or $0.34 per diluted share during the same period last year. Revenues for the three months ended March 31, 2008, were $17.8 million versus $18.7 million for the same period last year.

The Company announced that during the first quarter of 2008 it invested approximately $1.0 million in a mortgage loan on an assisted living property with 41 units located in Florida. This loan has an initial interest rate of 10.5% and matures in November 2009. During the three months ended March 31, 2008, the Company sold for $0.6 million a vacant parcel of land adjacent to a skilled nursing property in New Mexico to a third party and recognized a $0.1 million gain. The Company also acquired a 30-bed skilled nursing property located in Ohio for $1.0 million that was added to an existing master lease at a 10% yield and the Company has agreed to provide funding up to $2.0 million to purchase land, construct and equip a new replacement building which will be a combined skilled nursing and assisted living property. This investment will be at the higher of one-year LIBOR plus 5.3% or 10% and construction must be completed by January 18, 2011. Additionally, in the first quarter of 2008 the Company invested $0.4 million, at an average yield of approximately 10%, under agreements to expand and renovate 10 properties operated by five different operators. As of March 31, 2008, the total commitment remaining under these agreements was $2.6 million.

The Company also invested $14.3 million during the quarter ended March 31, 2008 to repurchase a total of 636,300 shares of its Series F Cumulative Preferred Stock (or Series F Preferred Stock) at an average cost of $22.44 per share. The Series F Preferred Stock has a liquidation value of $25.00 per share and a dividend rate of 8.0%. The discounted purchase price on these shares, which is the liquidation value over the fair value, is reflected on the income statement netted with the original issue discount and is added to net income in calculating net income available to common shareholders.

The Company has scheduled a conference call on Thursday, May 1, 2008, beginning at 10:00 a.m. Pacific time, in order to comment on the Company’s performance and operating results for the quarter and three months ended March 31, 2008. The conference call is accessible by dialing 866-203-3206 passcode 62456761. The international number is 617-213-8848. The earnings release and any additional financial information that may be discussed on the conference call will also be available on our website. An audio replay of the conference call will be available from May 1, 2008 through May 16, 2008. Callers can access the replay by dialing 888-286-8010 or 617-801-6888 and entering conference ID number 36061475.

At March 31, 2008, LTC had investments in 109 skilled nursing properties, 95 assisted living properties and two schools in 29 states. The Company is a self-administered real estate investment trust that primarily invests in long-term care and other health care related facilities through mortgage loans, facility lease transactions and other investments. For more information on LTC Properties, Inc., visit the Company’s website at www.ltcproperties.com.

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

LTC PROPERTIES, INC. CONSOLIDATED STATEMENTS OF INCOME (Unaudited, amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2008	2007
Revenues:
Rental income	$14,634	$14,385
Interest income from mortgage loans	2,658	3,469
Interest and other income	555	875
Total revenues	17,847	18,729

Expenses:
Interest expense	1,176	1,248
Depreciation and amortization	3,692	3,528
Legal expenses	25	29
Operating and other expenses	1,811	1,589
Total expenses	6,704	6,394
Income before non-operating income and minority interest	11,143	12,335

Minority interest	(77)	(86)
Income from continuing operations	11,066	12,249
Discontinued operations:
Loss from discontinued operations	—	(13)
Gain on sale of assets, net	92	149
Net (loss) income from discontinued operations	92	136
Net income	11,158	12,385
Preferred stock buyback	989	—
Preferred stock dividends	(3,858)	(4,239)
Net income available to common stockholders	$8,289	$8,146

Net Income per Common Share from Continuing Operations net of Preferred Stock Buyback and Preferred Stock Dividends:
Basic	$0.36	$0.34
Diluted	$0.36	$0.34
Net Income per Common Share from Discontinued Operations:
Basic	$—	$0.01
Diluted	$—	$0.01
Net Income per Common Share Available to Common Stockholders:
Basic	$0.36	$0.35
Diluted	$0.36	$0.35

Basic weighted average shares outstanding	22,862	23,480

NOTE: Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year. Computations of per share amounts from continuing operations, discontinued operations and net income are made independently. Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income available to common stockholders.

Reconciliation of Funds From Operations (“FFO”)

FFO is a supplemental measure of a REIT’s financial performance that is not defined by accounting principles generally accepted in the United States. We define FFO as net income available to common stockholders adjusted to exclude the gains or losses on the sale of assets and adjusted to add back impairment charges, real estate depreciation and other non-cash charges. Other REITs may not use this definition of FFO and therefore, caution should be exercised when comparing our company’s FFO to that of other REITs. FFO is used in the REIT industry as a supplemental measure of financial performance, but is not a substitute for net income per share available to common stockholders determined in accordance with accounting principles generally accepted in the United States.

The following table reconciles net income available to common stockholders to funds from operations available to common stockholders (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended March 31,
	2008	2007

Net income available to common stockholders	$8,289	$8,146
Add: Real estate depreciation	3,692	3,541
Add: Non-cash compensation charges	311	344
Less (gain)/add loss on sale of assets, net	(92)	(149)
FFO available to common stockholders	$12,200	$11,882

Less: Non-cash compensation charges	(311)	(344)
FFO including preferred stock buyback and non-cash compensation charges	$11,889	$11,538

Basic FFO available to common stockholders per share	$0.53	$0.51
Diluted FFO available to common stockholders per share	$0.52	$0.49

Basic FFO including preferred stock buyback and non-cash compensation charges per share	$0.52	$0.49
Diluted FFO including preferred stock buyback and non-cash compensation charges per share	$0.51	$0.48

LTC PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except per share amounts)

	March 31, 2008	December 31, 2007
	(unaudited)
ASSETS
Real Estate Investments:
Buildings and improvements, net of accumulated depreciation and amortization: 2008 — $119,385; 2007 — $115,766	$341,178	$342,222
Land	34,639	34,429
Properties held for sale, net of accumulated depreciation and amortization: 2008 — $0; 2007 — $0	—	463
Mortgage loans receivable, net of allowance for doubtful accounts: 2008 — $890; 2007 — $890	91,065	91,278
Real estate investments, net	466,882	468,392
Other Assets:
Cash and cash equivalents	25,868	42,631
Debt issue costs, net	257	326
Interest receivable	2,343	2,553
Prepaid expenses and other assets	21,135	20,447
Notes receivable	3,266	3,292
Marketable securities	6,465	6,464
Total Assets	$526,216	$544,105

LIABILITIES AND STOCKHOLDERS' EQUITY
Bank borrowings	$—	$—
Mortgage loans payable	46,874	47,165
Bonds payable	4,690	5,130
Accrued interest	347	349
Accrued expenses and other liabilities	4,655	5,381
Distributions payable	3,039	3,406
Total Liabilities	59,605	61,431

Minority interest	3,135	3,518
Stockholders' equity:
Preferred stock $0.01 par value; 15,000 shares authorized; shares issued and outstanding: 2008 — 8,075; 2007 — 8,802
	190,363	208,553
Common stock: $0.01 par value; 45,000 shares authorized; shares issued and outstanding: 2008 — 23,054; 2007 — 22,872	231	229
Capital in excess of par value	319,843	316,609
Cumulative net income	501,746	490,588
Other	916	956
Cumulative distributions	(549,623)	(537,779)
Total Stockholders' Equity	463,476	479,156
Total Liabilities and Stockholders' Equity	$526,216	$544,105

CONTACT:
LTC Properties, Inc.
Wendy L. Simpson, CEO & President
Pam Kessler, SVP & CFO
805-981-8655